UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 20, 2024 (December 18, 2024)

Altice USA, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

001-38126		38-3980194
(Commission File Number)		(IRS Employer Identification Number)

1 Court Square West
Long Island City,	New York	11101
(Address of principal executive offices)		(Zip Code)

(516) 803-2300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	ATUS	New York Stock Exchange

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 18, 2024, the Compensation Committee (the “Committee”) of the Board of Directors of Altice USA, Inc. (the “Company”), approved the grant of a cash performance award (“CPA”) to Dennis Mathew, the Company’s Chief Executive Officer, under the Amended and Restated Altice USA 2017 Long Term Incentive Plan, as amended. The CPA granted to Mr. Mathew is a cash-denominated award valued at $5.0 million that may be settled on the vesting date in cash or shares of the Company’s Class A common stock, as determined in the Committee’s discretion. The CPA will vest, if at all, based on the Company’s achievement of certain revenue and adjusted EBITDA targets for the fiscal year 2027, provided that Mr. Mathew continues to provide services to the Company through the date achievement is certified by the Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTICE USA, INC.

Dated: December 20, 2024	By:	/s/ Michael E. Olsen
Michael E. Olsen
General Counsel and Chief Corporate Responsibility Officer